SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2007

CBOT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32650	36-4468986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd.

Chicago, Illinois 60604

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (312) 435-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2007, the Registrant granted options to purchase shares of its Class A common stock to certain officers and employees under the Registrant’s 2005 Long-Term Equity Incentive Plan (the “Plan”), including grants to the following executive officers:

Name and Title	Number of Shares Subject to Option	Exercise Price Per Share
Kevin J.P. O’Hara Chief Administrative Officer and Chief Strategy Officer	5,000	$151.47
Bryan T. Durkin Executive Vice President and Chief Operating Officer	6,000	$151.47
William M. Farrow III Executive Vice President and Chief Information Officer	5,000	$151.47
Christopher Malo Executive Vice President of Marketing and Business Development	3,000	$151.47
Glen M. Johnson Senior Vice President and Chief Financial Officer	5,000	$151.47

Each of the options vest and become exercisable in four equal annual installments on the first four anniversaries of the date of grant. In addition, the options will become fully vested upon a Change in Control of the Registrant (as defined in the Plan), including upon completion of the pending merger between the Registrant and Chicago Mercantile Exchange Holdings Inc. (the “Merger”).

The options are non-transferable. Any unvested portion of an option will terminate upon termination of employment with the Registrant. Vested options expire on the earliest to occur of:

(a) the tenth anniversary of the grant date;

(b) immediately upon termination of the person’s employment with the Registrant for Cause (as defined in the Plan or in any employment agreement with the Registrant);

(c) 30 days after the person resigns (other than for Good Reason within the meaning of any employment agreement with the Registrant); or

(d) 90 days after any termination of employment for reasons other than those described in paragraph (b) or (c) above.

1

Notwithstanding paragraphs (c) and (d) above, if a person becomes an “Impacted Employee” (as defined below), the expiration date of their option will be the later of (i) the last day of the 90-day period commencing with the person’s employment termination date or (ii) the last day of the period commencing with the person’s employment termination date and ending on the second anniversary of the closing date of the Merger.

The term “Impacted Employee” means an employee of the Registrant or any of its subsidiaries (a) whose employment is terminated as a result of the Merger within two years after the closing date of the Merger or (b) whose base salary is reduced within two years after the closing date of the Merger and who elects to terminate their employment within 10 days after the effective date of the salary reduction.

A copy of the form of Non-Qualified Stock Option Award is included as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 Form of Non-Qualified Stock Option Award

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBOT HOLDINGS, INC.

Date: January 8, 2007	By:	/s/ Kevin J.P. O’Hara
	Name:	Kevin J.P. O’Hara
	Title:	Chief Administrative Officer and Chief Strategy Officer

3

EXHIBIT INDEX

Exhibit No.	Title
10.1	Form of Non-Qualified Stock Option Award